Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 10, 2025, with respect to the consolidated financial statements of Accenture plc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Chicago, Illinois
February 4, 2026